For Immediate Release

China Infrastructure Investment Corporation Receives
Delisting Decision Letter From Nasdaq

Beijing, China, November 18, 2011 — China Infrastructure Investment Corporation (NASDAQ: CIIC) (“CIIC” or the "Company"), an emerging infrastructure development company operating in the People's Republic of China, reported today that the Nasdaq Stock Market (“Nasdaq”) has sent a letter to the Company, which states that the Nasdaq Hearings Panel has denied the Company’s request for continued listing on Nasdaq, and will suspend trading of the Company’s shares of common stock effective at the open of business on Friday, November 18, 2011.

At this time, the Company is considering whether it will request that the Nasdaq Listing and Hearings Council review the decision of the Nasdaq Hearing Panel. However, such request will not stay suspension of trading.

Investor Relations Contact:

Mr.Wang Feng, Corporate Secretary
Room D, 2F, Building 12, Xinxin Huayuan, Jinshui Road, Zhengzhou, Henan Province
The People’s Republic of China
Tel:  +86-371-6826-1839
Fax: +86-371-6826-1839